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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 16, 2005
Date of Report (Date of earliest event reported)

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
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(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street Danville, Virginia 24541 (Address of principal executive offices)

(434) 792-7511 (Registrant's telephone number, including area code)

_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 15, 2005, Alliance One International, Inc. (the “Company”) issued a press release announcing its operating and financial results for the quarter ended June 30, 2005, filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and held a conference call to discuss its operating and financial results for such quarter.  The cover page of the Company’s Form 10-Q reported that, as of August 11, 2005, the Company had 94,485,000 shares of Common Stock outstanding.  The consolidated balance sheet included in the Form 10-Q stated that, as of June 30, 2005, the Company had 94,455,000 shares of Common Stock outstanding.  In response to inquiries about the number of outstanding shares of Common Stock, the Company has further explained that both the numbers stated above include 7,853,121 shares of Common Stock owned by a subsidiary of the Company.  The subsidiary that owns these shares was a subsidiary of Standard Commercial Corporation prior to the merger and in the merger received these shares in exchange for 2,617,707 shares of Standard Commercial common stock it owned.  The subsidiary that owns these shares has no voting rights with respect to these shares, and has waived any and all rights to receive dividends on these shares.  For that reason, these 7,853,121 shares of Common Stock are not included in the average number of shares outstanding used in calculating “Basic Earnings (Loss) Per Share” or “Diluted Earnings (Loss) Per Share” reported in the earnings press release and in the Form 10-Q or in “Non-GAAP Underlying Net Income (Loss) per Basic Share” in the earnings press release.  The Company intends to continue to exclude these shares in all earnings per share or similar calculations in the future.

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Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005	Alliance One International, Inc.
Registrant

By: /s/ James A. Cooley
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Executive Vice President - Chief Financial Officer

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